Exhibit 3.1

AMENDED AND RESTATED
BY-LAWS
OF
FMC TECHNOLOGIES, INC.

October 2, 2015

ARTICLE I
OFFICES

SECTION 1.1. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name and address of the Registered Agent in charge thereof shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 1.2 Other Offices. The Corporation may also have offices in such other places, both within and without the State of Delaware, as the Board of Directors from time to time may designate or the business of the Corporation may require.

ARTICLE II

CORPORATE SEAL

The corporate seal shall be circular in form, with the words “FMC Technologies, Inc.” around the circumference thereof and with the words and figures “Corporate Seal, 2000, Delaware” in the center thereof (or substantially in such form). The Secretary shall have custody of the corporate seal and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary.

ARTICLE III

STOCKHOLDERS

SECTION 3.1 Meetings of Stockholders.

(A)    Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors. At the annual meeting stockholders shall elect Directors and transact such other business as properly may be brought before the meeting.

(B)    Special Meetings. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”).

(C)    Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or outside the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

(D)    Notice of Meeting. Written or printed notice, stating the place, day and time of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Article IX of these By-Laws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. Only such business shall be conducted at a special meeting of stockholders and shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

(E)    Conduct of Business.

(1)
Meetings of stockholders shall be presided over by the chairman of the meeting. The chairman of the meeting position shall be filled by the Chairman of the Board, or in the Chairman of the Board’s absence, another person designated by the Board of Directors. The Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary of the Corporation, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

(2)
The chairman or Secretary of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and, in accordance with these By-Laws, recess or adjourn the meeting, and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 3.2 Quorum of Stockholders; Recess or Adjournment; Required Vote.

(A)    Quorum of Stockholders; Recess or Adjournment. Except as otherwise provided by law, by the Restated Certificate of Incorporation (the “Certificate of Incorporation”) or by these By-Laws, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may recess or adjourn the meeting at any time, whether or not there is such a quorum. No notice of the time and place of recessed or adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until recess or adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(B)    Required Vote. When a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders, unless the matter to be acted upon is one upon which by express provision of law, Certificate of Incorporation or these By-Laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such matter.

SECTION 3.3 Voting by Stockholders. Each stockholder of record entitled to vote at any meeting may do so in person or by proxy appointed by instrument in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware), subscribed by such stockholder or his or her duly authorized attorney in fact, and filed with the Secretary.

SECTION 3.4 Notice of Stockholder Business and Nominations.

(A)    Notices for Annual Meetings of Stockholders.

(1)
Authority. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these By-Laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in these By-Laws.

(2)
Deadline. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 3.4(A)(1)(c) of these By-Laws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these By-Laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(3)
Stockholder and Beneficial Owner Information in Notice. Each proposing stockholder and beneficial owner, if any, on whose behalf a director nomination or business proposal is made, must provide the following information in the notice:

(a)	Name and address of such stockholder and beneficial owner, as they appear on the Corporation’s books;

(b)	The class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner;

(c)
a representation as to whether the stockholder or the beneficial owner, if any, intends or is a part of a group which intends to deliver a proxy statement and/or form of proxy to, and/or otherwise to solicit proxies from, stockholders in support of such nomination or proposal;

(d)
All other related ownership interests, including, but not limited to, derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests directly or indirectly owned beneficially by such stockholder and such beneficial owner;

(e)
A description of all agreements, arrangements and understandings between the proposing stockholder and beneficial owner, if any, and any other person(s) (including their names) in connection with the proposal of such business by such stockholder; and

(f)
A representation that the stockholder is a holder of record of shares of the Corporation entitled to vote for the election of directors, will continue to be a holder of record of shares entitled to vote for the election of directors through the date of the meeting an d intends to appear in person or by proxy at the meeting to present on such stockholder’s nomination and/or proposal, as applicable.

(4)	Contents of Business Proposal Notice. In addition to the information required in Section 3.4(A)(3), all of the following information must be included in a stockholder’s business proposal notice:

(a)	A brief description of the business desired to be brought before the meeting;

(b)	The reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)
The text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment).

(5)
Contents of Director Nomination Notice. In addition to the information required in Section 3.4(A)(3), all of the following information about each proposed director nominee must be included in a stockholder’s director nomination notice:

(a)	Name, age, business address, residence address, principal occupation or employment (present and for the past five (5) years) and qualifications of such person;

(b)	The class and number of shares of the Corporation that are owned beneficially and of record by such person;

(c)
All information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(d)	Such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected;

(e)
Such person’s independence, any voting commitments and/or other obligations such person will be bound by as a director, and any material relationships, agreements, arrangements or understandings between such person and (1) the nominating stockholder or (2) the beneficial owner, if any, on whose behalf the nomination is made, including compensation and financial transactions;

(f)	A signed representation and agreement (in form to be provided by the Secretary upon written request by a stockholder of record) that such proposed nominee:

(i)
is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law;

(ii)
is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; and

(iii)
in such person’s individual capacity and on behalf of the stockholder (or the beneficial owner, if any) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(6)
Director Independence. The Corporation may require any proposed nominee to furnish such other information (a) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the applicable rules of any stock exchange and the Corporation’s corporate governance documents, including the board committee charters and the Code of Business Conduct and Ethics; and/or (b) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(7)
Supplemental Information. A stockholder providing notice of business proposed to be brought before a meeting or of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 3.4(A) shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(B)     Notice for Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in these By-Laws, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in these By-Laws. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a notice that complies with the requirements of Section 3.4(A) of these By-Laws to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event sha1l the adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C)     General.

(1) Only such persons who are nominated in accordance with the procedures set forth in these By-Laws and applicable law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-Laws and applicable law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedure set forth in these By-Laws and applicable law, and if any proposed nomination or business is not in compliance with these By-Laws and applicable law, to declare that such defective proposal or nomination shall be disregarded.

(2)    For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)    Notwithstanding the foregoing provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-Laws. Nothing in these By-Laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

(4)    Notwithstanding the foregoing provisions of these By-Laws, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) who is nominating directors for election or proposing business at the annual or special meeting of stockholders of the Corporation does not appear at such meeting to present such nominations or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

SECTION 3.5 Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot.

SECTION 3.6 Required Vote for Directors. Except as provided in these By-Laws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present and the director election is uncontested, that is, when the number of director nominees does not exceed the number of directors to be elected. For purposes of these By-Laws, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds the number of votes cast “against” that director’s election.

If a nominee for director is not elected and the nominee is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that they consider appropriate and relevant. A director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation.

If a director’s resignation is accepted by the Board of Directors pursuant to these By-Laws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section

4.3 of the By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 4.1 of the By-Laws.

SECTION 3.7 Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION 3.8 Stockholder Action by Written Consent. Except as otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken by stockholders may be taken only upon the vote of the stockholders at a duly called annual or special meeting of stockholders and may not be taken by written consent of stockholders pursuant to the General Corporation Law of the State of Delaware.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 4.1 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Whole Board. Commencing with the annual meeting of stockholders to be held in 2013 (the “2013 Annual Meeting”) and at each annual meeting of stockholders thereafter, all director nominees, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in the Certificate of Incorporation, shall be elected annually for a term of one year and shall hold office until the next succeeding annual meeting; provided, however, that each director elected to a three-year term prior to the 2013 Annual Meeting shall continue in office for the remainder of such three-year term, unless his or her term is sooner terminated by death, resignation, retirement, disqualification, removal from office or other cause. In all cases, each director shall remain in office until such director’s successor is elected and qualified or until such director’s earlier death, resignation, retirement, disqualification, removal from office or other cause.

SECTION 4.2 Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time with or without cause, but only by the affirmative vote of the holders of at least 80 percent of the total voting power of all outstanding shares of Voting Stock, voting together as a single class.

SECTION 4.3 Vacancies on Board. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified and, if the Board of Directors at such time is classified, until the next election of the class for which such director shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 4.4 Powers.

(A)    General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

(B)    Appointment of Committees. The Board of Directors may designate two or more of their number to constitute an Executive Committee, which Committee shall have and may exercise, when the Board of Directors is not in session, all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to appoint Assistant Secretaries and Assistant Treasurers, and to authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee may make rules for the calling, holding and conduct of its meetings and the keeping of records thereof.

The Board of Directors may also appoint other committees from their own number, the number (not less than two) composing such committees, and the powers conferred upon them, to be determined by such resolution or resolutions.

In the absence or disqualification of any member of the Executive Committee or any other committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Meetings of any Committee designated by the Board of Directors may be called by the Board of Directors or by the chairman of the Committee at any time or place upon at least twenty-four (24) hours’ notice. Unless otherwise provided in a Committee charter, one-third of the members of a Committee, but not less than two members, shall constitute a quorum of a Committee for the transaction of business.

(C)    Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

SECTION 4.5 Meetings of Directors.

(A)    Regular Meetings. Regular meetings of the Board of Directors shall be held at such place within or without the State of Delaware, and at such times, as the Board of Directors by vote may determine from time to time, and if so determined no notice thereof need be given.

(B)    Special Meetings. Special meetings of the Board of Directors may be held at any time or place, within or without the State of Delaware, whenever called by the Chairman of the Board, the President, the Chief Financial Officer, the Secretary or a majority of the whole Board of Directors.

(C)    Notice of Meetings. Notice of any special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Article XI. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article IX of these By-Laws.

(D)    Telephonic Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

(E)    Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 4.6 Quorum of Directors. Subject to Section 4.3, a whole number of directors equal to a majority of the Whole Board shall constitute a quorum of the Board of Directors for the transaction of business, but a majority of directors present may adjourn the meeting from time to time until a quorum is present.

When a quorum is present at any meeting of directors, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

ARTICLE V

BOOKS AND RECORDS

Unless otherwise required by the laws of Delaware, the books and records of the Corporation may be kept at the principal office of the Corporation, or at any other place or places inside or outside the State of Delaware, as the Board of Directors from time to time may designate.

ARTICLE VI

OFFICERS

SECTION 6.1 Number and Titles. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, all of whom shall be elected by the Board of Directors. The Board of Directors or the Chief Executive Officer may appoint such other officers, including one or more Vice Chairmen, Assistant Secretaries, Assistant Treasurers and Assistant Controllers as either of them shall deem necessary, who shall have such authority and perform such duties as may be prescribed in such appointment.

Any two or more offices, other than the offices of President and Secretary, may be held by the same person.

SECTION 6.2 Tenure of Office. Officers of the Corporation shall hold their respective offices at the pleasure of the Board of Directors and, in the case of officers who were appointed by the Executive Committee or by the Chief Executive Officer, also at the pleasure of such appointing authority.

SECTION 6.3 Duties of Officers.

(A)    Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors, of the Executive Committee and of the stockholders of the Corporation. He shall perform such other duties as may from time-to-time be assigned to him by the Board of Directors.

(B)    Chief Executive Officer. The Chief Executive Officer of the Corporation shall be in general charge and supervision of the affairs of the Corporation.

(C)    Vice Chairman. The Vice Chairman shall perform such duties as from time-to-time may be assigned to him or her by the Chairman of the Board or the Chief Executive Officer of the Corporation.

(D)    President. The President shall perform such duties as from time-to-time may be assigned to him or her by the Board of Directors or the Chief Executive Officer of the Corporation.

(E)    Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the senior officers of the Corporation or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents, or make such other designations of Vice Presidents as it may deem appropriate.

(F)    Secretary. The Secretary shall attend and record all proceedings of the meetings of the Board of Directors, the stockholders, and the Executive Committee; shall be custodian of the corporate seal and affix such seal to all documents requiring the same; shall cause to be maintained a stock transfer book, and a stock ledger, and such other books as the Board of Directors may direct; shall serve all notices required by law, by these By-Laws or by resolution of the Board of Directors; and shall perform such other duties as pertain to the office of Secretary, subject to the control of the Board of Directors.

(G)    Assistant Secretaries. The Assistant Secretaries shall assist the Secretary in the performance of his or her duties, and shall perform such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe. If at any time the Secretary shall be unable to act, an Assistant Secretary may perform the Secretary’s duties.

(H)    Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, but without limitation, the care and custody of the funds and securities of the Corporation that from time to time may come into his or her hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board of Directors may authorize or direct) and, in addition, such other duties as the Board of Directors from time to time may prescribe.

(I)    Assistant Treasurers. Assistant Treasurers shall assist the Treasurer in the performance of his or her duties, and shall discharge such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe.

(J)    Controller. The Controller shall be the principal accounting officer of the Corporation; shall maintain adequate records of all assets, liabilities and transactions of the Corporation; shall cause adequate audits of the Corporation’s accounting records to be currently and regularly made; and shall perform such other duties as the Board of Directors from time to time may prescribe.

(K)    Assistant Controllers. Assistant Controllers shall assist the Controller in performance of his duties, and shall discharge such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe.

ARTICLE VII

STOCK CERTIFICATES

SECTION 7.1 Stock Certificates. Every holder of stock shall be entitled to have a certificate or certificates duly numbered, certifying the number and class of shares in the Corporation owned by him or her, in such form as may be prescribed by the Board of Directors. Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. If any such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates shall be countersigned and registered in such manner as the Board of Directors may from time to time prescribe and there shall be impressed thereon the seal of the Corporation or imprinted thereon a facsimile of such seal. Any transfer agent may countersign by facsimile signature.

No registrar of any stock of the Corporation appointed pursuant to this Section 7.1 shall be the Corporation or its employee.

SECTION 7.2 Lost Certificates. In the case of the loss, mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms and conditions as the Board of Directors from time to time may prescribe.

SECTION 7.3 Transfers of Stock. Transfer of shares of stock of the Corporation shall be made on the books of the Corporation only by the person named in the certificate evidencing such stock or by any attorney lawfully constituted in writing, and upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of authenticity of the signatures and authority of the signatories as the Corporation or its agents may reasonably require, except that a new certificate may be issued in the name of an appropriate state officer or office, without the surrender of the former certificate for shares presumed abandoned under the provisions of applicable state escheat or abandoned property laws. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly is not bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly otherwise provided by the laws of the State of Delaware.

ARTICLE VIII

DEPOSITARIES AND CHECKS

Depositaries of the funds of the Corporation shall be designated by the Board of Directors; and all checks on such funds shall be signed by such officers or other employees of the Corporation as the Board of Directors from time to time may designate.

ARTICLE IX

WAIVER OF NOTICE

Any notice required to be given by law, by the Certificate of Incorporation, or by these By-Laws, may be waived by the person entitled thereto, either before or after the time stated in such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

ARTICLE X

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI

AMENDMENT

These By-Laws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of amendments by the Board of Directors, notwithstanding any other provisions of these By-Laws or any provision of law that might otherwise permit a lesser vote or no vote, the affirmative vote of a majority of the Whole Board shall be required to alter, amend or repeal any provision of these By-Laws; provided, further, that in the case of amendments by stockholders, notwithstanding any other provisions of these By-Laws or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation or these By-Laws, the affirmative vote of the holders of at least 80 percent of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-Laws.

ARTICLE XII

INDEMNIFICATION AND INSURANCE

SECTION 12.1 Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 12.3 of this Article XII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article XII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XII or otherwise. All rights to indemnification and advancement under this Article XII shall vest at the time a person becomes a director or officer. Any subsequent amendment to the indemnification and advancement of expenses rights in this Article XII may not adversely affect the rights of directors or officers with respect to events or actions occurring prior to the amendment.

SECTION 12.2 To obtain indemnification under this Article XII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 12.2, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control,” as defined in the FMC Technologies, Inc. Amended and Restated Incentive Compensation and Stock Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

SECTION 12.3 If a claim under Section 12.1 of this Article XII is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to Section 12.2 of this Article XII has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 12.4 If a determination shall have been made pursuant to Section 12.2 of this Article XII that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 12.3 of this Article XII.

SECTION 12.5 The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 12.3 of this Article XII that the procedures and presumptions of this Article XII are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article XII.

SECTION 12.6 The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article XII shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

SECTION 12.7 The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 12.8 of this Article XII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

SECTION 12.8 The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent or class of employees or agents of the Corporation (including the heirs, executors, administrators or estate of each such person) to the fullest extent of the provisions of this Article XII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 12.9 If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article XII (including, without limitation, each portion of any paragraph of this Article XII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article XII (including, without limitation, each such portion of any paragraph of this Article XII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 12.10 For purposes of this Article XII:

(a)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(b)    “Independent Counsel” means a law firm, a member of a law firm, or an independent and licensed attorney, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article XII.

SECTION 12.11 Any notice, request or other communication required or permitted to be given to the Corporation under this Article XII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Last amended on October 2, 2015.